Exhibit 99.2
                                                                   ------------


INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS OF EQUITY ONE, INC.
North Miami Beach, Florida:

We have audited the accompanying statement of revenues and certain operating expenses (the "Statement") of Presidential Markets (the "Property") for the year ended December 31, 2002. This Statement is the responsibility of the management of Equity One, Inc. (the "Company"). Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of a Form 8-K of the Company) as described in Note 1 to the Statement, and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, such Statement presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 to the Statement Presidential Markets for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP
Certified Public Accountants

Miami, Florida
September 19, 2003

                              PRESIDENTIAL MARKETS
                              STATEMENT OF REVENUES
                         AND CERTAIN OPERATING EXPENSES
                             (Amounts in thousands)

                                                               Six Months Ended
                                                                 June 30, 2003            Year Ended
                                                                  (unaudited)         December 31, 2002
                                                             --------------------    -------------------
REVENUES:
   Minimum rental......................................             $     2,019             $     3,871
   Expense recoveries..................................                     468                     869
                                                             --------------------    -------------------
       Total revenues..................................                   2,487                   4,740
                                                             --------------------    -------------------
CERTAIN OPERATING EXPENSES:
   Property operating expenses:
     Real estate taxes.................................                     277                     460
     Maintenance and repairs...........................                     112                     302
     Utilities.........................................                      22                      51
     Insurance.........................................                      35                      29
     Other operating...................................                     111                     228
                                                             --------------------    -------------------
        Total certain operating expenses................                    557                   1,070
                                                             --------------------    -------------------

EXCESS OF REVENUES OVER CERTAIN OPERATING EXPENSES.....             $     1,930             $     3,670
                                                             ====================    ===================

See accompanying notes to the statement of revenues and certain operating expenses.

                              PRESIDENTIAL MARKETS
                         NOTES TO STATEMENT OF REVENUES
                         AND CERTAIN OPERATING EXPENSES
                             (Dollars in thousands)


1.   ORGANIZATION AND BASIS FOR PRESENTATION

     The accompanying statement of revenues and certain operating expenses (the "Statement") relate to Presidential Markets (the "Property"), an approximately 396,000 square foot shopping center located in Snellville, Georgia, approximately 20 miles east of Atlanta. The Property was acquired effective August 19, 2003 by Equity One, Inc. (the "Company"). The Property was acquired for approximately $47,200, consisting of $19,698 in cash and the assumption of a $27,502 fixed rate mortgage. The interest rate on the first rate mortgage is 7.65% per annum. The cash consideration was funded from cash on hand and the Company's existing revolving credit facility.

     The Statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the Statement is not representative of the actual operations of the Property for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and operating expenses expected to be incurred in future operations of the Property, have been excluded. Revenues and expenses not directly attributable to the future operations of the Property have been excluded. Such items include depreciation, amortization, interest expense, and interest income.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

     Rental income comprises minimum rents, expense reimbursements and percentage rent payments. Rental income is recognized as earned. Expense reimbursements are recognized in the period that the applicable costs are incurred. The Property accounts for these leases as operating leases as the Property has retained substantially all risks and benefits of property ownership.

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The results of operations for the six-month period ended June 30, 2003 are not necessarily indicative of the results that may be expected for the full year.

                              PRESIDENTIAL MARKETS
                              STATEMENT OF REVENUES
                         AND CERTAIN OPERATING EXPENSES
                             (Amounts in thousands)

3.   LEASING ACTIVITIES

     The Property has noncancellable operating leases with tenants requiring monthly payments of specified minimum rent. A majority of the leases require reimbursement by the tenant of substantially all operating expenses of the Property. Future minimum rental commitments under the noncancellable operating leases at December 31, 2002 are as follows:


         Year Ending December 31,
         2003...........................       $  4,045
         2004...........................          3,935
         2005...........................          3,308
         2006...........................          2,760
         2007...........................          2,878
         Thereafter.....................          8,106
                                           ------------
                                               $ 25,032
                                           ============